Exhibit 5.1

June 14, 2023

Coeptis Therapeutics Holdings, Inc.

105 Bradford Road, Suite 420

Wexford, Pennsylvania 15090

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Coeptis Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) for the registration of $1,500,000 of class A warrants and class B warrants to purchase shares of Common Stock (together, the “Warrants”) and the shares of common stock issuable upon exercise of the Warrant. The securities are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a Registration Statement on Form S-1 (File No. 333-269782) of the Company that was declared effective earlier today (the “Initial Registration Statement”) and the MEF Form S-1 (File No. 333-272629) of the Company that was filed with the Securities and Exchange Commission on June 13, 2023 (the “MEF Registration Statement”).

The Warrants are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Ladenburg Thalmann & Co., Inc. The securities are to be offered and sold in the manner described in the Initial Registration Statement and the related Prospectus and the MEF Registration Statement.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Initial Registration Statement, the MEF Registration Statement and the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus related to the Initial Registration Statement, (iii) the Company’s amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”), (iv) the Company’s amended and restated bylaws (as amended, the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have not independently established any of the facts so relied on.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have also assumed that all of the shares of Common Stock issuable or eligible for issuance pursuant to exercise of the Warrants following the date hereof will be issued for not less than par value.

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Based on the foregoing, we are of the opinion that:

1.                   Offering. When the Registration Statement becomes effective under the Act and when the Offering is completed as contemplated by the Initial Registration Statement, such Warrants to be issued and sold by the Company, will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Form of Common Warrant and Form of Pre-Funded Warrant; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Common Stock underlying the Warrants, to exceed the number that remains authorized but unissued.

2.                   Warrants. When the Registration Statement becomes effective under the Act and when the Warrants are issued, delivered and paid for as contemplated by the Initial Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the applicable Form of Warrant) will not be adjusted to an amount below the par value per share of the Common Stock.

3.                   Common Stock underlying Warrants: The shares of Common Stock issuable upon exercise of the have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the shares of Common Stock issuable upon exercise of the Warrants are delivered to and paid for in accordance with the terms of the applicable Warrant and when evidence of the issuance thereof is duly recorded in the Company’s books and records, such shares of Common Stock will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Common Stock and the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted, or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name wherever it appears in the Registration Statement, the prospectus forming part of the Registration Statement, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Meister Seelig & Fein PLLC

Meister Seelig & Fein PLLC

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